Exhibit 5.1

February 18, 2021

Virpax Pharmaceuticals, Inc.

1554 Paoli Pike, #279

West Chester, PA 19380

We have acted as counsel for Virpax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-249417), and the related Registration Statement on Form S-1 filed pursuant to Rule 424(b) (File No. 333-253156) (collectively, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering an underwritten public offering of 2,138,181 shares (the “Shares”) of common stock par value $0.00001 per share (the “Common Stock”), including 270,000 Shares that may be sold by the Company pursuant to the exercise of an over-allotment option granted to the underwriters, and warrants (the “Underwriter Warrants”) to purchase up to 68,181 shares of Common Stock as contemplated pursuant to the Registration Statement (the “Underwriter Warrant Shares”). The Shares and the Underwriter Warrants are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the underwriter(s) named therein. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, (ii) the Registration Statement and related Prospectus, (iii) the form of Underwriting Agreement and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that (i) the Shares, when issued and sold as contemplated in the Registration Statement and the related Prospectus, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable, (ii) the Underwriter Warrants have been duly and validly authorized and when issued and sold in accordance with the terms and conditions of the Underwriting Agreement, will be valid and binding obligations of the Company and (v) the Underwriter Warrant Shares, when issued, sold and paid for in accordance with the terms of the Underwriter Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP